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PRINT DATA CORP. COMPLETES ACQUISITION OF ATLANTIC COMPONENTS LTD. OF HONG KONG.

HONG KONG, October 1, 2003 /PRNewswire-FirstCall/ -- PRINT DATA CORP. (OTC Bulletin Board: PDDE):

Print Data Corp. (the "COMPANY" or "PRINT DATA") announced today that it has completed the acquisition ("TRANSACTION") of 100% of Atlantic Components Limited ("ATLANTIC"), a Hong Kong Corporation involved in the distribution and resale of electronic memory products and other microchip components, pursuant to a Share Exchange and Reorganization Agreement with Atlantic and Mr. Chung-Lun Yang, the sole beneficial stockholder of Atlantic. As a result of the Transaction, Atlantic has become a wholly-owned subsidiary of Print Data and Mr. Chung-Lun Yang and other designated parties were issued an aggregate of 25,000,000 newly issued shares of Company common stock. Mr. Chung-Lun Yang holds approximately 80.4% of the Company's outstanding common stock. Additionally, the previous members of the board of directors of Print Data have resigned and have been replaced by Atlantic nominees Mr. Chung-Lun Yang and Mr. Ben Wong.

In keeping with the new profile of the Company as one of the largest distributors of dynamic random access memory or "DRAM" components in Asia, the Company intends to change its name to ACL Semiconductors, Inc.

In announcing the successful closing of the acquisition, Mr. Chung-Yun Yang, President and CEO commented "we are tremendously pleased that Atlantic is now part of a US public company and that Print Data's shareholders will be able to participate in the tremendous growth opportunities in the global semiconductor market offered by extraordinary growth in the production and usage of micro communication devices such as PDAs, cell phones, digital cameras, MP3 players as well as more "traditional" computer products such as workstations and servers.

As one of the largest and longest serving distributors of Samsung semiconductor products," Mr. Yang continued, "Atlantic is well placed to capitalize on the recovery of the global chip market."

More detailed information regarding the Transaction, including certain of Atlantic's financial information, will be contained in the Company's Form 8-K covering this Transaction, which is expected to be filed with the U.S. Securities and Exchange Commission tomorrow.

ABOUT PRINT DATA CORP.:

Print Data Corp. is the parent company of Atlantic Components Limited. In addition, the Company provides a vast array of supplies used in a computer or office environment, including a wide range of printing services, paper supplies, laser items, toners, magnetic media, envelopes, and premium incentives. Print Data provides delivery on demand, 24 hours per day, 365 days per year. The Company's customer base primarily includes Fortune 500 type companies.

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ABOUT ATLANTIC COMPONENTS LIMITED:

Atlantic has been a leading distributor of Samsung memory chip products, including DRAM, Flash, SRAM and Mask ROM products for the Hong Kong and Southern China markets since 1991. Atlantic had sales of US$89 million for the year ended December 31, 2002.

FORWARD-LOOKING STATEMENTS:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the Company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the Company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors. The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

FOR MORE INFORMATION CONTACT:

Nils Ollquist,
Orient Financial Services Limited,
Financial Advisors to Print Data Corp.
+852 2521 5210 (Telephone)
+852 2166 8999 (Facsimile)
nao@orientfinancial.com (Email)
www.atlantic.com.hk  (Website)